                                                                  EXHIBIT 10.26


                                ARIS CORPORATION
                        PROFESSIONAL SERVICES AGREEMENT


        This Agreement is entered into as of January 5, 1998 (the "Effective Date"), between ARIS Corporation, a Washington corporation ("ARIS"), and Aspect Telecommunications, Inc., a California corporation ("Customer").

        A. ARIS is a company engaged in the business of providing computer integration consulting and training services.

        B. Customer desires that ARIS provide certain services to Customer, on the terms and conditions set forth below.

The parties agree as follows:

1.      SERVICES; WORK ORDER(S)

ARIS agrees to perform the services (the "Services") described on Work Order(s) which are executed from time to time by authorized representatives of both parties and which reference this Agreement. Such Work Order(s) shall constitute an integral part of this Agreement and if there is any term or provision in the Work Order(s) which are inconsistent with the terms and provisions of the main body of this Agreement, the terms and provisions in the Work Order(s) shall prevail.

2.      CHARGES; INVOICING AND PAYMENT.

As consideration for ARIS' Services, Customer agrees to pay ARIS the amounts set forth on the Work Order, at the times and in the manner set forth on the Work Order. Unless otherwise specified on the Work Order, Services shall be provided to Customer on a time and materials basis, at prevailing ARIS rates. In addition, Customer will pay, unless otherwise specified on the Work Order, (a) ARIS' reasonable out-of-pocket expenses actually incurred as a result of ARIS' performance of Services, provided that all such expenses are substantiated by appropriate written receipts; and (b) all taxes (except franchise or income taxes) based on or measured by the charges set forth in this Agreement, or based on any Services provided.

Invoices will be issued semi-monthly by ARIS. Payment is due within 30 days after Customer's receipt of the invoice. A delayed payment charge of one and one-half percent (1.5%) of the invoice amount will be paid by Customer for each 30-day period (or part thereof) of delay in payment beyond the payment due date.

3.      TERM AND TERMINATION.

This Agreement will commence on the Effective Date specified above and, unless earlier terminated as provided below, shall remain in effect until all of the Services have been completed and all of the work products or deliverables (the "Deliverables") specified on any Work Order have been delivered.

This Agreement and the obligations of the parties hereunder may terminate early upon the occurrence of any of the following events: (i) completion of the Services by ARIS; (ii) the institution of voluntary or involuntary proceedings by or against any party in bankruptcy or under any insolvency law, or for corporate reorganization; the appointment of a receiver or petition for the dissolution of any party or an assignment by a party for the benefit of creditors; or (iii) upon fourteen (14) days written notice given by one party to the other party if the other party has committed a material breach of this Agreement and such breach has not been cured within such notice period. Upon termination of this Agreement, any outstanding work orders or portions of the any work orders which have not been performed shall deemed to be canceled. Customer shall be entitled to all work products and deliverables which have been completed or partially completed by ARIS at the time of termination. Except where the Agreement is terminated upon ARIS' breach of this Agreement, ARIS shall be paid any amounts owing for Services performed and expenses incurred through the termination date, and Customer shall also reimburse ARIS for the costs of all non-cancelable committed Services and materials on order (which shall become Customer's property) resulting from such termination or suspension of Services.

4.      RECORDS AND PROGRESS REPORTS.

ARIS shall keep full and accurate records of all of its labor hours and reimbursable expenses incurred in connection with this Agreement. ARIS shall provide access to such records upon Customer's reasonable request. ARIS will make periodic status or progress reports to Customer at such times and in such form as is mutually agreed in the applicable Work Order.

5.      OWNERSHIP AND USE OF INTELLECTUAL PROPERTY; INDEMNITY

During the term of this Agreement, as a result of ARIS' efforts under this Agreement, ARIS may generate ideas, inventions, suggestions, copyrightable materials or other information ("Intellectual Property") which fall into one of two categories:

        a. Intellectual Property specifically related to the subject matter of ARIS' efforts under this Agreement, and directly related to, or incorporated into, the work product to be produced by ARIS and delivered to Customer under this Agreement ("Work Product"). Title to Intellectual Property described in this paragraph 5a, that is developed solely by ARIS, or jointly by ARIS and Customer, shall remain in Customer at all times. ARIS agrees to disclose and assign to Customer, in a form satisfactory to Customer, all such Intellectual Property, whether made alone or in conjunction with others, and to render such assistance as Customer may reasonably require to perfect such assignments and to protect such Intellectual Property; and

        b. Intellectual Property of general applicability not described in paragraph 5a, whether or not related to, or incorporated into, the Work Product. Title to Intellectual Property described in this paragraph 5b, including any Intellectual Property developed by ARIS prior to or outside of this Agreement, shall remain in ARIS. To the extent such Intellectual Property is incorporated into the Work Product, ARIS grants and Customer hereby accepts, a perpetual, worldwide, royalty-free, non-exclusive license to use and sublicense all such Intellectual Property as incorporated into the ARIS work product.

ARIS warrants that it has the right to license the Intellectual Property of general applicability described in paragraph 5b, and that the Work Product does not infringe on the copyright, patent, trade secrets or other proprietary right of any third party. ARIS shall at its own expense indemnify, defend and hold harmless Customer, its officers, directors, shareholders, employees, agents, representatives and affiliates against all liability, claims, costs, damages and expenses (including reasonable attorneys' fees) arising out of or in connection with a claim that Customer's use of the Work Product infringes the intellectual property rights of a third party, provided that Customer notifies ARIS promptly in writing of such action, Customer gives ARIS sole control of the defense thereof (and any negotiations for settlement or compromise thereof), and Customer cooperates in the defense thereof at ARTS' expense. ARIS shall pay those damages or costs finally awarded against Customer in such action attributable to such claim. If any Work Product becomes, or in ARIS' opinion is likely to become, the subject of a claim of infringement, then ARIS shall be obliged to, at ARIS' expense, either (i) procure the right to continue using such Work Product, (ii) replace or modify such Work Product so that it becomes non-infringing, or (iii) accept return of such Work Product and give Customer a refund of all fees previously paid by Customer therefor.

6.      CONFIDENTIALITY OBLIGATIONS.

All information and material not in the public domain that may be disclosed by one party to the other in the course of this Agreement is considered confidential and proprietary (a) if either party has marked them as such, (b) if either party, orally or in writing, has advised the other party their confidential nature, or (c) if due to their character or nature, a reasonable person in a like position and under like circumstances would treat them as confidential. Such confidential and proprietary information shall not be used by the receiving party other than for the purposes under this Agreement for which it was disclosed. The receiving party will protect such information from disclosure to third parties except as expressly permitted under this Agreement and hold it as confidential using the same degree of care as that party uses to protect its own confidential or proprietary material of like importance, but at least reasonable care. This obligation will continue for a period of five (5) years following receipt of the material and will survive any termination of this Agreement, but it will not cover any information which is disclosed to a third party by the disclosing party without restrictions on disclosure, any information that has been or is developed independently by the receiving party without violation of obligations of confidentiality, any information that falls into the public domain without fault of the receiving party, any information that is rightly obtained by the receiving party from a third party without restriction, or any information that is rightly in the possession of the receiving party at the time of disclosure by the disclosing party. Notwithstanding the above, Customer shall be entitled to freely use and implement the Deliverables produced by ARIS and delivered to Customer hereunder in Customer's business, and for this purpose disclose the information contained in the Deliverables to third parties engaged to implement such Deliverables in Customer's business.

7.      STATUS OF ARIS AS INDEPENDENT CONTRACTOR.

ARIS shall devote such time and effort to the performance of the Services as may be necessary to satisfactorily complete the work and meet the time schedule and completion date(s) for the delivery of the Deliverables specified in the Work Order. ARIS shall not subcontract any portion of the work to be performed without the prior written consent of the Customer, which consent shall not be unreasonably withheld. ARIS shall be an independent contractor in the performance of this Agreement and shall not be deemed an employee or agent of Customer for any purpose whatsoever.

Neither party shall have power to act as an agent of the other or bind the other in any respect.

ARIS' performance of its obligations under this Agreement shall be in compliance with all applicable statutes or regulations of any jurisdiction or governmental agency.

8.      WORKPLACE; DAMAGE INDEMNIFICATION AND INSURANCE

If ARIS is requested by Customer to provide Services on Customer premises, Customer agrees to provide ARIS personnel a safe workplace whose standards are consistent with that of its own employees. Customer also agrees to provide reasonable access to its key personnel necessary for ARIS to perform the Services. ARIS personnel will observe all safety and other applicable rules in effect at such workplace, provided that reasonable notice of the rules has been supplied to ARIS and such personnel.

ARIS shall defend or settle, at its own expense, any claims brought against Customer to the extent that such claims allege that the negligence or willful misconduct of ARIS' employees ("Indemnified Acts"), while on Customer's premises, caused injury or harm to any person or damage to tangible property. ARIS shall pay any damage awards resulting from such claim to the extent that such awards are based on Indemnified Acts and not on any acts of Customer. ARIS' indemnification obligations set forth above are subject to Customer providing ARIS with prompt notice of any such claim, tendering sole control of the defense and settlement thereof to ARIS, and providing reasonable assistance to ARIS at ARIS' expense with respect to the defense and settlement thereof.

ARIS shall purchase and maintain policies of insurance reflecting the following minimum coverage:

           Commercial General Liability                  $5,000,000 per occurrence
           (Bodily Injury and Property Damage)

           Workers' Compensation                         statutory amount

Insurance will be primary, and not secondary, with respect to any policies of insurance carried by Customer, and will be maintained throughout the term of this Agreement. ARIS shall provide Customer with 30 days notice of cancellation or material change in coverage. Upon Customer's request, ARIS shall provide evidence of insurance acceptable to Customer.

9.      NON-SOLICITATION.

Neither party shall solicit employment from any of the other party's employees whose work relates to this Agreement, during the term of this Agreement and for a period of six (6) months after termination of this Agreement, without the prior written consent of the other party.

10.     WARRANTY; LIMITATION OF LIABILITY.

ARIS represents and warrants that its performance of the Services hereunder is not in breach of any agreement or contract, whether written or oral, between itself and any third party.

ARIS represents and warrants that the Services provided hereunder will be performed in a professional, workmanlike and skillful manner consistent with the professional standards and the general customs and practices of the industry. ARIS further warrants that all the Deliverables delivered hereunder will conform to the specifications and requirements set forth in the Work Order(s). Customer must report any apparent deficiencies in the Services and accept or reject the Deliverables within thirty (30) days of the later of the completion of the Services or the date that such deficiencies were reasonably discoverable by Customer within 180 days from the date of completion of such Services. Latent defects which were not reasonably discoverable by Customer within the 180 day period shall be reported by Customer to ARIS as soon as practicable after they were discovered by Customer. ARIS shall correct the defects or deficiencies within 15 days of Customer's report or such additional time as agreed by the parties. If ARIS is unable to re-perform the Services as warranted or correct the defects or deficiencies to the satisfaction of Customer within such time frame, Customer shall be entitled to recover the greater of (a) the fees paid to ARIS for the deficient Services, and (b) the Customer's costs of engaging a third party to re-perform the Services or correct the deficiencies.

THE EXPRESS WARRANTIES CONTAINED IN THIS AGREEMENT ARE ARIS' EXCLUSIVE WARRANTIES. ARIS DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS EXPRESSLY PROVIDED HEREIN, ARIS WILL NOT BE LIABLE IN ANY EVENT FOR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL, OR INDIRECT DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. ARIS' MAXIMUM LIABILITY UNDER THIS AGREEMENT SHALL BE LIMITED TO 1.5 TIMES THE AMOUNT PAID BY CUSTOMER UNDER THIS AGREEMENT; PROVIDED THAT THIS LIMITATION OF LIABILITY SHALL NOT APPLY TO ARIS' INDEMNIFICATION OBLIGATIONS UNDER SECTIONS 5 AND 8 OF THIS AGREEMENT.

11.     CONSULTANT TIME COMMITMENT

The start date and duration of assignment for each employee of ARIS ("Consultant") assigned to work on the project covered by the Services shall be as agreed between the parties and as specified on the Work Order. ARIS may remove a Consultant from the project only upon the prior written consent of Customer, which shall not be unreasonably withheld. Customer shall have the right to require ARIS to remove a Consultant from the project at any time.

12.     EXPENSE GUIDELINES

ARIS agrees to follow the guidelines set forth below when traveling to Customer's location in San Jose, California.

        Lodging

                -       Obtain Customer corporate rates

                -       Current hotels for travel to Customer Corporate
                        Headquarters

                        -       Embassy Suites, San Jose

                        -       Red Lion Hotel, San Jose Airport (now a Double
                                Tree)

                        -       Sheraton San Jose

        Meals

                - ARIS' employees will be reimbursed for the reasonable, actual cost of meals, including taxes and tips, incurred while traveling on company business.

                - A traveler should always take advantage of meals included in the price of a business seminar, conference, etc. or in the cost of transportation.

                - Each employee of ARIS shall keep all receipts for reimbursable personal meals. All reimbursable meal expenses must be documented by receipts if over $25 in any one day. Individual meals over $25 not supported by a receipt will NOT be reimbursed. If the hotel bill is on the American Plan (all meals) or Modified American Plan (2 meals - breakfast and dinner), a notation to this effect should be indicated on the travel expense report. Reimbursement for meals during trips that do not include an overnight stay should be substantiated by receipts attached to a completed local Expense Report Form.

        Parking

                - ARIS' employees are encouraged to use airport shuttles, public transit, shared limousine service, or taxi cabs when traveling to and from airports if the amount is less than long-term parking fees and mileage using a rental vehicle. Reimbursement will be made on an actual basis, including reasonable tip. Receipts are required for taxi cab rides over $25 and should be completed by the driver.

                - Airport parking in short-term, close-in lots is authorized for trips of three days duration or less, or for trips of up to seven days duration where the trips of longer duration, where a personal auto must be parked at the airport, use of long-term parking lots is expected.

        Rental Cars

                - In cities with convenient public transportation systems, ARIS' employees should carefully consider the convenience and cost savings from use of public transit before selecting rental cars for surface transportation.

                - Customer has a special arrangement with two rental car agencies, Hertz and Budget, providing significant discounts and benefits. If company business requires the rental of an automobile, ARIS' employees should utilize Hertz Rent-A-Car. If a Hertz Rent-A-Car is not available, the employee should use Budget Rent-A-Car.

                - ARIS' employees should rent the most economical car consistent with the business purpose. When it is known in advance that ARIS' employees are traveling to the same location, the employees are expected to share rental cars. In this case, a car size consistent with the number of passengers is authorized.

                - ARIS' employees are encouraged to refuel the tank before returning the car to the rental agency to avoid costly refueling charges. If time is critical when returning a rental car, obtain a "rapid Return" statement of charges.

                - ARIS' employees are personally responsible for any parking fines or traffic violations incurred while using the rental car.

                - Insurance is automatic when renting a car for business rentals, from Hertz or Budget in the U.S., and when renting a car from any agency in the UK, therefore, ARIS' employees should not accept any car insurance in all other countries for business rentals.

ARIS shall also follow the following additional guidelines:

        Air Travel

                - Airline tickets should be reserved and purchased as early as possible to obtain the best fare value.

                - Air travel should be by the most direct route and least expensive class of service at the time of booking.

Meals

                - Daily meal costs will not exceed $15 for breakfast, $15 for lunch, and $35 for dinner, including tips - not to exceed a total limit of $50 per day. Please note that the individual meal costs do not add up to the total daily limit.

13.     MISCELLANEOUS.

This Agreement is governed by the laws of the State of California, without regard to its conflict of laws principles. Any legal action must be filed within two (2) years after the injured party first knew of the facts giving rise to the cause of such action. The parties agree that jurisdiction over and venue in any legal proceeding arising out of or relating to this Agreement shall be the federal or state courts located in California. The prevailing party to any action shall be entitled to its reasonable costs and attorneys' fees from the other party.

All notices and other communications between the parties shall be effective when received in writing at the following addresses or such other address as may be designated by a party giving written notice to the other party pursuant to this provision:

        ARIS Corporation                       Aspect Telecommunications
        6720 Fort Dent Way, Suite 250          1730 Fox Drive
        Seattle, WA 98188-2555                 San Jose, CA 95131-2312
        Attn: General Counsel                  Attn: General Counsel
        Fax: (206)433-1182                     Fax: (408)325-4001

Neither Customer nor ARIS may assign its rights under this Agreement without the prior written consent of either party. Any such attempted assignment shall be null and void.

Neither party shall issue any press release or other public disclosure concerning this Agreement without prior written consent of the other party, which shall not be unreasonably withheld. However, either party may disclose the existence of this Agreement or its contents as may be required to comply with applicable laws or regulations. ARIS may use Customer's name in its listings of customer names.

This Agreement, together with the Work Order(s), constitutes the entire agreement of the parties, supersedes any prior understandings relating to the subject matter hereof, and may be amended or supplemented only in a written agreement signed by the respective authorized representatives of ARIS and Customer. All preprinted clauses on any order form by Customer are deemed deleted.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.


CUSTOMER                                     ARIS CORPORATION


Signature /s/ KATHY CRUZ                     Signature /s/ DIANA ROOT
         -------------------------                    -------------------------
Name KATHY CRUZ                                       Diana Root, RCM
    ------------------------------
Title Vice President & CIO
     -----------------------------
Date  28 January 1998                         Date  2/11/98
      ----------------------------                  ---------------------------

                                   WORK ORDER



ARIS CONTRACT NO.:__________________
WORK ORDER NO.:_____________________


     This Work Order is executed this 5(th) day of January, 1998, subject to the terms and conditions of that certain Professional Services Agreement, dated January 5, 1998 (the "Agreement"), by and between ARIS Corporation ("ARIS"), a Washington corporation and Aspect Telecommunications, Inc., a California corporation ("Customer").


DESCRIPTION OF SERVICES:

*

WORK LOCATION:             BILLING CONTACT:
--------------             ----------------
      *                           *

CONSULTANT         RATE PER HOUR         HOURS           ORDERED
----------         -------------         -----           -------
    *                    *                 *                *
    *                    *                 *             (Fixed by Phases,
    *                    *                 *              See Below)
    *                    *                 *

CUSTOMER PROJECT MANAGER      ARIS PROJECT MANAGER
------------------------      --------------------
                                       *
          *                            *
          *                            *
                                       *

TRAVEL ARRANGEMENTS:
--------------------

See Expense Guideline set forth in Section 12 of the Agreement.

PER DIEM/OTHER EXPENSE ARRANGEMENTS:
------------------------------------

See Expense Guideline set forth in Section 12 of the Agreement.


PAYMENTS AND FEES: TIME AND MANNER OF PAYMENTS:
-----------------------------------------------

The project planning phase is broken into four time periods for billing purposes. The tasks and deliverables that must be completed to ensure payment for each time period are listed in the following


* Portions of this agreement have been omitted pursuant to a request for confidential treatment pursuant to SEC Rule 24b-2, to be filed separately with the SEC no later than April 10, 2001.

section. The work products and deliverables must conform to the specifications and requirements set out in this Work Order.

ARIS will invoice Aspect based on the following schedule. If ARIS completes the work under the estimated hours for all four time periods, ARTS will credit Aspect with amounts over the actual time spent on the project. If actual hours exceed the estimated figures, Aspect will not be billed extra amounts. NOTE:
This agreement is based on the scope and assumptions defined in this document. Should the scope and assumptions change, ARIS and Aspect will negotiate a revised fee to reflect modifications in cost.

1. Billing Period: Weeks * and *

     Invoice Amount:               * of Total and Actual Expenses
           Services:               *
           Expenses:               * (actuals only, not to exceed this amount)
              Total:               *

2. Billing Date: Weeks * and *

     Invoice Amount:               * of Total and Actual Expenses
           Services:               *
           Expenses:               * (actuals only, not to exceed this amount)
              Total:               *

3. Billing Date: Week * and *

     Invoice Amount:               * of Total and Actual Expenses
           Services:               *
           Expenses:               * (actuals only, not to exceed this amount)
              Total:               *

4. Billing Date: Week * and *

     Invoice Amount:               * of Total and Actual Expenses
           Services:               *
           Expenses:               * (actuals only, not to exceed this amount)
              Total:               *

TIME, SCHEDULE, AND COMPLETION DATE(S):


TIME PERIOD                  TASK                                                                DELIVERABLE
-------------------------------------------------------------------------------------------------------------------------
WEEKS 1 AND 2                Review scope, objectives, assumptions, plan, resources,             2 Status Meetings
                             for planning phase

                             Collect and review project related documentation                    2 Written Status Reports

                             Review functionality used in current version of software
                               (25% complete)

                             Compare current functionality to functionality in new
                               version of software (25% complete)

--------------------
* Portions of this agreement have been omitted pursuant to a request for confidential treatment pursuant to SEC Rule 24b-2, to be filed separately with the SEC no later than April 10, 2001.

TIME PERIOD                  TASK                                                                DELIVERABLE
-------------------------------------------------------------------------------------------------------------------------
WEEKS 3 AND 4                Review functionality used in current version of 2 Status
                               Meetings software (75% complete)

                             Compare current functionality to functionality in new               2 Written Status Reports
                             version of software (75% complete)

                             Review customizations (50% complete)

                             Review interfaces (50% complete)

                             Review system architecture (hardware, operating system, database, clients)

WEEKS 5 AND 6                Review functionality used in current version of                     2 Status Meetings
                               software (100% complete)

                             Compare current functionality to functionality in new 2 Written Status Reports version of software
                             (100% complete)

                             Review customizations (100% complete)                               Documented Decision
                                                                                                   regarding Multi Org

                             Review interfaces (100% complete)                                   Documented Decision
                                                                                                   regarding Customizations

                             Prepare Draft of detailed project plan                              Documented Decision
                                                                                                   regarding Interfaces

WEEKS 7 AND 8                Define project team organization & reporting structure              2 Status Meetings
                             for upgrade

                             Define roles and responsibilities for upgrade                       2 Written Status
                             Reports

                             Estimate team member roll-on and roll-off dates for                 Final Project Plan
                              upgrade

                             Define project phases & roll-out of upgrade                         Final Report (written and
                                                                                                 presented)

                             Define assumptions, critical issues and risks of
                              upgrade

                             Determine project issue resolution and communication
                               strategy for upgrade

                             Obtain clarification on change management procedures

                             Ensure understanding of the quality review process

                             Define project standards and procedures for tools

                             Define TAR, management procedures for apps

                             Prepare detail project plan (tasks, timeline,
                              resources, milestone definition) for upgrade

                             Prepare and present final planning report for client
-------------------------------------------------------------------------------------------------------------------------

SPECIFICATIONS AND REQUIREMENTS OF DELIVERABLES AND WORK PRODUCTS

Sections to be included in Final Report

        Executive Summary
        Objective and scope
        Critical Success Factors
        Project team organization chart
        Project approach
        Critical project issues and assumptions
        Risks
        Schedule
        Resource statement (roll-on/off dates)
        Communication strategy (status reporting, issue resolution, etc.) Project plan


KEY WORK DEPENDENCIES AND ASSUMPTIONS:

ARIS' ability to meet project expectations are dependent upon various events, accomplishments and assumptions, including the following:


-       Preliminary tasks complete

                -       Development environment available

                -       Upgrade software and documentation onsite

                -       All patch tapes ordered and received

                -       Work area available for consultants

                - Determine Users and IT Analysts that will be assigned to the following functional areas: GL, FA, AP, PO, AR, OE, INV, MRP, Planning, ENG, Bills, WIP, Alerts, Revenue Recognition, Multi Org

                -       Interviewing schedule defined and communicated

                - Determine IT Resources responsible for the following items: Database and Software Installation, Hardware, Import and Export Interfaces, Customizations

                - Gather documentation for the following items: User Manuals, Technical Manuals, Process Diagrams, Customizations (specifically Revenue Recognition), Imports & Exports, Architecture Diagrams

        - Oracle Application Modules in scope: AP, AR, BOM, ENG, FA, GL, INV, MRP, OE, PLAN, PO, W1P, Alerts

        -       Current version: 10.5 Character; Target Version: 10.7 Character

        -       Aspect may consider moving to the Web Application in the future

        -       Display Manager is used

        -       Platform is HP; Database is version 7.1.6.2

        -       There are 80 - 100 Concurrent Users; 1300 employees

        -       Currently 14 sets of books (see RFP page 8)

        - There are several customizations, the greatest being the Revenue Recognition functionality (see RFP page 8)

        - ALL CUSTOMIZATIONS ARE "Bolt-Ons" and not modifications to the base code

        - There are four import interfaces and three export interfaces (see RFP page 8)

        -       No additional modules will be added during the upgrade

        -       Alerts is only being used minimally

        - Scope of planning phase includes a review of architecture, customizations, and new functionality in 10.7 (including multi-orgy, as noted in the RFP, Page 4

        -       Scope also includes a review of the system interfaces



CUSTOMER                                     ARIS CORPORATION


Signature /s/ KATHY CRUZ                     Signature /s/ DIANA ROOT
         -------------------------                    -------------------------
Name KATHY CRUZ                                       Diana Root, RCM
    ------------------------------
Title Vice President & CIO
     -----------------------------
Date  28 January 1998                         Date  2/11/98
      ----------------------------                  ---------------------------